Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Number	Description of Registration Statement	Filing Date

33-56735	Registration Statement of Carlisle Companies Incorporated — Form S-3	December 5, 1994

33-56737	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	December 5, 1994

33-28052	Carlisle Companies Incorporated Executive Long-Term Incentive Program — Form S-8	April 20, 1988

333-52411	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	May 12, 1998

333-49742	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	November 13, 2000

333-99261	Carlisle Companies Incorporated Non-Employee Directors Stock Option Plan — Form S-8	September 6, 2002

of our reports dated February 18, 2010 (except for Note 23 as to which the date is December 2, 2010), with respect to the consolidated financial statements and schedule of Carlisle Companies Incorporated and of our report dated February 18, 2010 with respect to the effectiveness of internal control over financial reporting of Carlisle Companies Incorporated included in the current report on Form 8-K dated December 2, 2010.

/s/  Ernst & Young LLP

Charlotte, North Carolina

December 3, 2010